Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO SETS Q4 AND 2013 REVIEW
FOR MARCH 14 CONFERENCE CALL

CRANFORD, NJ, February 27, 2014 – Metalico, Inc. (NYSE MKT: MEA), a scrap metal recycler and lead products fabricator, will host a conference call on Friday, March 14, 2014 at 10:00 a.m. ET to discuss its earnings results for the year and quarter ended December 31, 2013 and to provide an update on business developments. The Company is scheduled to release its results earlier that day.

The conference call can be accessed by dialing (800) 446-1671 (toll free) or (847) 413-3362 (toll), Conference Confirmation Number 36705846. Callers should identify the Metalico Fiscal Year 2013 results call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available. An audio replay of the call will be accessible at (888) 843-7419 (toll free) or (630) 652-3042 (toll) for the first week after the call’s conclusion. Callers will be required to enter the Conference Confirmation Number to access the recording.

Metalico, Inc. is a holding company with operations in two principal business segments: Ferrous and Non-Ferrous Scrap Metal Recycling, including PGM and Minor Metals Recycling, and Fabrication of Lead-Based Products. The Company operates recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

This announcement and the March 14 conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 FAX: (908) 497-1097 www.metalico.com

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